EXHIBIT 99.1
BRAEMAR HOTELS & RESORTS
First Quarter 2025 Conference Call
May 8, 2025
10 a.m. CT

Introductory Comments – Deric Eubanks
Good morning and welcome to today’s call to review results for Braemar Hotels & Resorts for the first quarter of 2025 and to update you on recent developments. On the call today will also be: Richard Stockton, President and Chief Executive Officer and Chris Nixon, Executive Vice President and Head of Asset Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.
At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them. Statements made during this call do not constitute an offer to sell or a solicitation of an offer to buy any securities. Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.
In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on May 7, 2025 and may also be accessed through the Company’s website at www.bhrreit.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the first quarter ended March 31, 2025 with the first quarter ended March 31, 2024.
I will now turn the call over to Richard Stockton. Please go ahead Richard.
Introduction – Richard Stockton
Good morning, and welcome to our first quarter earnings conference call. I will begin today’s call by providing an overview of our recent results and our strategic priorities for 2025. Then, Deric will provide a review of our financial results, and Chris will provide an update on our asset management activity. Afterwards, we will open the call for Q&A.
We have a few key themes for today’s call:
1.First, I’m pleased to report that our portfolio achieved 4.2% Comparable RevPAR growth in the first quarter as we saw growth in both our urban and resort hotels,
2.Second, during the quarter we addressed our final 2025 debt maturity which not only resulted in a lower cost of capital for the debt on these assets, but also improved our maturity schedule by extending our weighted average maturity, and

3.Third, while there has been some rhetoric about economic uncertainty that seems to have dissipated, our booking pace continues to be strong and we believe our portfolio is well-positioned to outperform.
Turning to our first quarter results, I’m excited to report that our portfolio delivered solid results with Comparable RevPAR of $404, reflecting an increase of 4.2% over the prior year quarter. This is the highest quarterly RevPAR Braemar has ever achieved and remains the portfolio in the lodging REIT sector with the highest RevPAR. This marks our second consecutive quarter of RevPAR growth, which I believe reflects an important inflection point in our performance. Additionally, Comparable Total Hotel Revenue increased by 4.4% over the prior year period, and Comparable Hotel EBITDA was $70.8 million, which represents a 5.3% increase over the prior year quarter.
Nine of our fifteen hotels are considered resort destinations, and this luxury resort portfolio delivered solid first quarter performance. Returning to a more normalized growth trajectory, our resort portfolio reported Comparable RevPAR of $800, a 1.9% increase over the prior year period, and combined Comparable Hotel EBITDA of $62 million, a 2.0% increase over the prior year period.
We’re also encouraged by the continued strong performance of our urban hotels, which delivered Comparable RevPAR growth of 11.3% in the first quarter. Notably, the presidential inauguration in Washington, D.C. provided a meaningful uplift for the Capital Hilton, which delivered 19.3% year-over-year RevPAR growth. While the Capital Hilton benefited directly from the inauguration, our urban portfolio still achieved RevPAR growth of 8.1% even when excluding this property. While there was a period of uncertainty around future economic conditions over the past month, looking ahead we continue to see strong trends across our portfolio. Our group pace for 2025 is up 7% and 2026 shows continued growth at 10%. Chris will discuss this in more detail.
On the capital markets front, during the quarter we successfully extended the mortgage loan secured by the 170-room Ritz-Carlton Lake Tahoe. The loan had an initial maturity date in January of 2025 and a final maturity date in January of 2026. The loan has been extended with a paydown of $10 million. The spread on the loan is now SOFR + 3.25%.
We also closed on a refinancing involving five hotels at a very attractive spread. The new loan totaled $363 million and has a two-year initial term with three one-year extension options. Importantly, this financing addressed our only remaining final debt maturity for 2025 and not only results in a lower cost of capital for the debt on these assets but also improves our maturity schedule by extending our weighted average maturity.
Subsequent to quarter end, we restructured the 415-room Sofitel Chicago Magnificent Mile as a franchise. Under this new agreement, the hotel will continue to operate under the Sofitel Chicago Magnificent Mile brand while day-to-day management has been assumed by Remington Hospitality. Notably, we expect an immediate uplift in the value of the property due to the Sofitel brand remaining on the hotel and the management agreement with Remington being terminable on sale.
I am also pleased to report that to date, we have redeemed approximately $90 million of our non-traded preferred stock, which represents approximately 20% of the original capital raise. We expect to continue to redeem these shares as we seek to deleverage our platform and improve our cash flow per share.
I will now turn the call over to Deric to take you through our financials in more detail.

Financial Review – Deric Eubanks
Thanks, Richard.
For the quarter, we reported a net loss attributable to common stockholders of $(2.5) million or $(0.04) per diluted share and AFFO per diluted share of $0.40.
Adjusted EBITDAre for the quarter was $63.0 million.
At quarter end, we had total assets of $2.1 billion. We had $1.2 billion of loans, of which $27.7 million related to our joint venture partner’s share of the loan on the Capital Hilton. Our total combined loans had a blended average interest rate of 7.1% taking into account in-the-money interest rate caps. Based on the current level of SOFR and our corresponding interest rate caps, approximately 23% of our debt is effectively fixed and approximately 77% is effectively floating. As of the end of the first quarter, we had approximately 42.3% net debt to gross assets.
We ended the quarter with cash and cash equivalents of $81.7 million, plus restricted cash of $54.5 million. The vast majority of that restricted cash is comprised of lender and manager-held reserve accounts. At the end of the quarter, we also had $25.5 million in due from third-party hotel managers. This primarily represents cash held by one of our brand managers, which is also available to fund hotel operating costs.
With regard to dividends, we again announced a quarterly common stock dividend of $0.05 per share or $0.20 per diluted share on an annualized basis. This equates to an annual yield of approximately 10.4% based on yesterday’s stock price. Our Board of Directors will continue to review the Company’s dividend policy on a quarter-to-quarter basis.
Regarding capital markets, during the quarter we closed on a refinancing involving five hotels. The new loan totals $363 million and has a two-year initial term with three one-year extension options, subject to the satisfaction of certain conditions, taking the final maturity to 2030. The loan is interest only and provides for a floating interest rate of SOFR + 2.52%. The loan is secured by five hotels: The Clancy, The Notary Hotel, Marriott Seattle Waterfront, Sofitel Chicago Magnificent Mile, and The Ritz-Carlton Reserve Dorado Beach. The $363 million loan amount represents a 48.9% loan-to-value based on third-party appraisals completed by the lender. This loan replaced higher cost loans that were priced at SOFR + 2.66% and SOFR + 4.75%.
As of March 31, 2025, our portfolio consisted of 15 hotels with 3,667 net rooms.
Our share count currently stands at 73.9 million fully diluted shares outstanding, which is comprised of 67.0 million shares of common stock and 6.9 million OP units.
This concludes our financial review. I’d now like to turn it over to Chris to discuss our asset management activities for the quarter.
Asset Management – Chris Nixon
Thank you, Deric.
We are pleased to report a strong start to the year. As Richard mentioned, in the first quarter, Comparable Hotel RevPAR across our portfolio was $404, up 4% over the prior year period. Our Urban assets continued to show strong growth with steady demand returning to downtown locations. During the first quarter, RevPAR for our Urban portfolio increased 11% over the prior year period.

Our Resort properties also continued to grow during the first quarter, posting a 2% increase in RevPAR over the prior year period, supported by strong leisure demand and healthy rate growth. Guest spending on food and beverage, spa, and recreation remained strong, supporting higher total revenue per available room. Additionally, our property managers aggressively rolled out a number of initiatives at the beginning of the year focused on cost control, resulting in an improvement of 34 basis points in Hotel EBITDA margin compared to the prior year period. While overall performance was strong, we did face some headwinds. For example, the California wildfires disrupted the Los Angeles market, with our Cameo Beverly Hills experiencing some displacement in group room revenue in January and February. Despite some challenges, total portfolio Hotel EBITDA increased by 5% during the first quarter compared to the prior year period. This growth notably outpaced our 4% increase in Comparable Total Revenue, reflecting the success our property managers have had with their cost containment efforts and enhanced operational efficiency in driving margin expansion. With that, I would now like to highlight several of the key wins we achieved during the first quarter.
First quarter Group room revenue increased 31% compared to the prior year period, underscoring the effectiveness of our properties’ sales strategy. This performance reflects the results of an exhaustive sales and marketing deep dive conducted during the hotel budgeting process. That initiative identified high-impact opportunities by property and aligned sales efforts with targeted performance goals, which we actively monitored throughout the quarter to drive accountability and execution. The Ritz-Carlton Lake Tahoe experienced strong early momentum following the deployment of a newly assembled global sales team. Despite suboptimal ski conditions during the quarter, the team drove an 80% increase in group room revenue compared to the prior year period—a testament to the repositioning efforts and the property's enhanced sales infrastructure. We also saw strong group performance from our Resort assets in warmer climates. The Ritz-Carlton St. Thomas and Four Seasons Scottsdale posted 24% and 26% year-over-year increases in group room nights, respectively, signaling robust demand and continued strength in leisure-adjacent group business. Group demand was particularly notable at The Ritz-Carlton Reserve Dorado Beach, where February group room nights surged nearly 75%, driving a 36% increase in Group room revenue for the quarter compared to the prior year period. In total, 14 of our 15 hotels achieved year-over-year growth in group revenue, reflecting not only the success of our individual sales strategies, but the strength and resilience of our portfolio-wide group positioning. This level of performance - across geography, brand, and climate - gives us continued confidence in the durability of this segment and our ability to capture share in a competitive landscape. Looking ahead, group room revenue pace remains strong, with 2025 up 7% and 2026 showing continued growth at 10%.
Our Urban assets delivered exceptional performance during the quarter. Comparable total revenue increased 10%, and Comparable Hotel EBITDA increased 39% over the prior year period. These results were largely driven by two major citywide events that our team effectively capitalized on. In Philadelphia, The Notary Hotel leveraged the excitement surrounding the Eagles’ Super Bowl run and ensuing parade celebrations. Elevated transient demand and strong pricing power contributed to a $500,000 year-over-year increase in room revenue, with transient ADR up 12% compared to the prior year period. Additionally, the implementation of a $25 destination fee in December 2024 has already generated $254,000 in high-margin incremental revenue year-to-date through March. In Washington, D.C., the Capital Hilton delivered standout results, primarily fueled by the presidential inauguration in January. Over the three-day period from January 18th through 20th, the hotel achieved a 30% increase in revenue compared to the last comparable inauguration in 2017. Notably, two nights during this period exceeded an ADR of $1,000, setting new records for the property. Group performance at Capital Hilton was equally strong, with year-to-date group occupancy up 27% over the prior year period. In recognition of these outstanding efforts, I am proud to share that the Capital Hilton sales team was awarded Hilton’s 2024 Global Sales Team of the Year—an incredible achievement and a testament to their continued excellence and impact on the property’s success.
Moving on to capital expenditures, during the first quarter, we initiated the guestrooms renovation at Hotel Yountville, further elevating its luxury positioning in the heart of Napa Valley. The renovation is progressing well, with completion expected later this year. In addition, we completed the conversion of previously underutilized space at Bardessono Hotel and Spa into a premium suite, enhancing the asset’s revenue-generating potential and improving the overall guest experience. During the second quarter, we plan to launch several transformational renovations across the portfolio. At the Park Hyatt Beaver Creek, we will embark on a comprehensive guestrooms renovation designed to further refine the resort’s world-class alpine experience. At The Ritz-Carlton St. Thomas, construction will begin on five luxury beachside cabanas, a project that will enhance the beachfront offering and generate incremental revenue. We will also be converting a highly visible underutilized space at Four Seasons Scottsdale into a café and gelato shop—an amenity aimed at enriching the guest experience while capturing additional revenue. Later this year, at The Ritz-Carlton Dorado Beach, we will initiate a series of targeted renovations to meet evolving guest preferences and unlock incremental returns. Planned enhancements include converting underutilized space into a high-end event lawn, adding two spa treehouses, and constructing additional beachside cabanas to further enhance the luxury experience. In addition, we will commence the renovation of Cameo Beverly Hills in preparation for its planned conversion to Hilton’s LXR luxury portfolio, marking a significant step in aligning this asset with an elevated brand standard. These initiatives reflect our disciplined capital deployment strategy and our continued focus on long-term value creation through strategic reinvestment, portfolio quality, and brand alignment. For 2025, we anticipate spending between $75 and $95 million on capital expenditures.
This has been a strong start to the year. The momentum we’ve experienced underscores the resilience of our diversified portfolio and the strength of the strategic positioning we’ve built over time. We remain optimistic about the opportunities ahead and look forward to sharing continued updates on our progress throughout 2025.
I will now turn the call back over to Richard for final remarks.
Richard Stockton
Thank you, Chris.
In summary, I’d like to reiterate that we continue to be pleased with the performance of our hotels, in particular the continued strong performance of our urban properties. We also remain well positioned with a solid balance sheet and promising outlook. We look forward to updating you on our progress in the quarters ahead.
This concludes our prepared remarks, and we will now open the call for Q&A. Thank you.
<Q&A>
Richard Stockton
Thank you for joining us on our first quarter earnings call and we look forward to speaking with you again next quarter.
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